Joint Filer Information

Names:	Deerfield Mgmt III, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund III, L.P., Deerfield Healthcare Innovations Fund, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Homology Medicines, Inc. [FIXX]

Date of Event Requiring Statement:	March 27, 2018

The undersigned, Deerfield Mgmt III, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund III, L.P. and Deerfield Healthcare Innovations Fund, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Homology Medicines, Inc.

Signatures:

DEERFIELD MGMT HIF, L.P. By: J.E. Flynn Capital HIF, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD HEALTHCARE INNOVATIONS FUND, L.P. By: Deerfield Mgmt HIF, L.P., General Partner By: J.E. Flynn Capital HIF, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact